Exhibit 99.1

NEWS RELEASE

Tradeweb to Acquire ICD, a Leading Independent, Multi-Fund

Investment Platform for Corporate Treasury Professionals

•	Adds Corporates as Fourth Client Channel for Tradeweb Alongside Institutional, Wholesale and Retail

•

Capitalizes on Tradeweb’s Capabilities in Money Markets and Rates, Provides Additional Cross-Selling and Expansion Opportunities, Enhances Tradeweb’s Relationships Across the Global Asset Management Sector

•	Enhances Tradeweb’s Growth Profile by Adding An Estimated $2+ Billion Addressable Market, Adjusted Earnings Per Share Accretion Expected in First 12 Months Following Closing

NEW YORK – April 8, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced it has entered into a definitive agreement to acquire Institutional Cash Distributors, LLC (“ICD”), an institutional investment technology provider for corporate treasury organizations trading short-term investments, for $785 million, subject to customary adjustments. The purchase price is expected to be funded with cash on hand.

Tradeweb Expands into New, Fast-Growing Client Channel with Addition of Corporate Treasurer Network

With the acquisition of ICD and its powerful, proprietary technology, Tradeweb will add a new and fast-growing client channel serving corporate treasury professionals, complementing Tradeweb’s existing focus on institutional, wholesale and retail clients. Established in 2003, ICD enables more than 500 corporate treasury organizations from growth and blue-chip companies (including approximately 17% of the S&P 100 as of December 31, 2023) across 65 industries and more than 45 countries to invest in money market funds and other short-term products to manage liquidity. ICD is one of the largest U.S. institutional money market fund portals, and in 2023, had average daily balances of more than $230 billion. The company has a stable, growing and loyal client base, with 99% client retention and an exceptional net promoter score.

ICD’s flagship products include ICD Portal and ICD Portfolio Analytics. The portal is a one-stop shop to research, trade, analyze, and report on investments across more than 40 available investment providers primarily offering money market funds and access to other short term products including deposits, fixed term funds and separately managed accounts (SMAs). Portfolio Analytics is an AI-driven cloud solution for aggregating positions across a corporate treasury’s entire portfolio for analysis and reporting.

Compelling Opportunities for Cross-Selling and Strategic Growth

As part of Tradeweb, ICD will provide a comprehensive solution for corporate treasurers and asset managers worldwide to manage short-term liquidity needs and FX risk, as well as optimize yield and duration via Tradeweb’s existing suite of products. ICD clients will retain the ability to fully integrate their workflows with leading third-party treasury management and accounting systems and ICD’s portfolio analytics solution. In addition to opportunities to cross-sell Tradeweb’s products to ICD’s clients, Tradeweb will aim to accelerate ICD’s growth and expansion by leveraging Tradeweb’s international presence and offering money market funds to Tradeweb’s existing network of clients globally.

Strong Strategic and Cultural Fit With Opportunity to Electronify Trading for Corporate Clients

Tradeweb CEO Billy Hult said: “ICD is an exceptional opportunity to acquire a leading investment platform for corporate treasurers, a fast-growing channel within fixed income markets and a strong strategic fit for Tradeweb. Acquiring ICD will further diversify our client and business mix, advancing our track record of expanding into adjacent markets to improve client workflows. As part of Tradeweb, ICD will also be positioned to drive the adoption of electronic trading for corporate treasurers. We look forward to welcoming the talented ICD team onboard, who share Tradeweb’s unwavering commitment to delivering innovative products and extraordinary service, and to jointly creating even greater value for our clients and shareholders.”

Upon closing of the transaction, ICD’s CEO Tory Hazard will report to Tradeweb President Thomas Pluta and will join Tradeweb’s Operating Committee.

Mr. Hazard said, “We could not have found a better partner than Tradeweb to continue providing innovative technology and exceptional service to our clients. This acquisition will enable ICD clients to have integrated access to Tradeweb’s fixed income marketplace, while continuing to trade through our existing technology. The combined offering delivers even more of what corporate treasury wants, and together, we will be able to unlock the full potential of our technology.”

The acquisition is expected to be accretive to Tradeweb’s adjusted earnings per share in the first 12 months following closing and meet Tradeweb’s return on invested capital objectives. Completion of the transaction is expected in the second half of 2024, subject to customary closing conditions and regulatory review.

J.P. Morgan Securities LLC served as the lead financial advisor to Tradeweb. Morgan Stanley & Co LLC also provided advice. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor. Parthenon Capital Partners was the primary investor in ICD. Raymond James and Moelis & Company LLC served as its financial advisors, and Kirkland & Ellis LLP served as its legal advisor.

Transaction Conference Call

Tradeweb will hold a conference call to discuss the transaction later today, Monday, April 8, 2024 at 9:30 AM EDT. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•	To join the call via audio webcast, click here:
https://edge.media-server.com/mmc/p/4vrn7eeb
•	To join the call via phone, please register in advance here:
https://register.vevent.com/register/BIc80eba6f4d894d428fa8ebad64e903b7
Registered	participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com

About Tradeweb Markets

Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,500 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.5 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

About ICD

ICD is a trusted provider of institutional investment technology. For more than two decades, ICD has developed workflow solutions to assist organizations with independent research, trading, analytics and investment reporting. ICD’s many award-winning solutions co-innovated with clients demonstrate its commitment to serving the needs of the institutional investment community.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our proposed acquisition of ICD, the anticipated timing of the proposed acquisition, the potential benefits of the proposed acquisition, our plans, objectives, expectations and intentions regarding ICD, our and ICD’s future performance, the industry and markets in which we and ICD operate, as well as our other expectations, beliefs, plans, strategies, objectives, prospects and assumptions and other future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Risks and uncertainties include, among others, risks related to our ability to consummate the proposed acquisition on a timely basis or at all, secure regulatory approvals on the terms expected, successfully integrate ICD’s operations, implement our plans, objectives, expectations and intentions with respect to ICD’s business and realize the expected benefits and synergies from the proposed acquisition. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Market and Industry Data

This press release includes estimates regarding market and industry data, including addressable market related to certain corporate treasury activities, that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including ICD, publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

Media contact:

Daniel Noonan, Tradeweb

+1 646 767 4677

Daniel.Noonan@Tradeweb.com

Investor contact:

Ashley Serrao, Tradeweb

+1 646 430 6027

Ashley.Serrao@Tradeweb.com

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